UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Merger Agreement

On March 17, 2013, Cynosure, Inc., a Delaware corporation (“Cynosure”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Palomar Medical Technologies, Inc., a Delaware corporation (“Palomar”), and Commander Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cynosure (the “Merger Subsidiary”). Pursuant to the Merger Agreement, Palomar will merge with and into the Merger Subsidiary, with the Merger Subsidiary surviving as a wholly-owned subsidiary of Cynosure (the “Merger”) at the effective time of the Merger (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time, each share of Palomar common stock, par value $0.01 per share (“Palomar Common Stock”) (including each outstanding preferred stock purchase right under Palomar’s rights plan), issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive (i) a cash amount equal to $6.825, plus any Make-Whole Payment (as defined below), without interest, and (ii) that number (the “Exchange Ratio”) of validly issued, fully-paid and non-assessable shares of Cynosure’s Class A common stock, par value $0.001 per share (“Cynosure Common Stock”), equal to the quotient determined by dividing $6.825 (the “Target Stock Value”) by the average closing price of the Cynosure Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date on which the Merger is completed (the “Average Cynosure Stock Price”), and rounding the result to the nearest 1/10,000 of a share of Cynosure Common Stock. However, (x) if the number determined by dividing the Target Stock Value by the Average Cynosure Stock Price is less than or equal to 0.229, the Exchange Ratio will be 0.229 and (y) if the number determined by dividing the Target Stock Value by the Average Cynosure Stock Price is greater than or equal to 0.283, the Exchange Ratio will be 0.283 (the “Maximum Exchange Ratio”). For purposes of the Merger Agreement, “Make-Whole Payment” means (1) if, but for the limitation on the Exchange Ratio described in the foregoing sentence, the Exchange Ratio would be greater than the Maximum Exchange Ratio, an amount that is equal to the positive difference between the Target Stock Value and the product of (X) the Average Cynosure Stock Price multiplied by (Y) the Exchange Ratio (such difference, the “Stock Value Shortfall”) and (2) in all other cases, $0.00, except that the Make-Whole Payment may not exceed $0.40 unless otherwise agreed to by Cynosure in writing. The aggregate consideration payable by Cynosure to acquire Palomar is valued at approximately $294 million.

Pursuant to the Merger Agreement, at the Effective Time, each Palomar stock option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled as of immediately prior to the Effective Time, and each equity incentive plan of Palomar will be terminated as of immediately prior to the Effective Time. All outstanding restricted stock awards, restricted stock units, performance share awards, stock appreciation rights and other equity instruments of Palomar (excluding Palomar stock options) will vest in full in accordance with their terms and will automatically be converted into the right to receive merger consideration described above, less, in the case of stock appreciation rights, the applicable exercise price.

The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

The Merger Agreement contains customary representations, warranties and covenants of Cynosure and Palomar, including, among others, covenants (i) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in specified types of transactions during such period, and (iii) in the case of Palomar, not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of Palomar’s Board of Directors to Palomar’s stockholders regarding the Merger, in each case except as otherwise permitted by the Merger Agreement, including in connection with the compliance by Palomar’s Board of Directors with its fiduciary duties under applicable law.

The obligation of each of Cynosure and Palomar to consummate the Merger is subject to the satisfaction or waiver of customary conditions, including (i) requisite approvals of the stockholders of Cynosure and Palomar, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the declaration by the Securities and Exchange Commission (the “SEC”) of the effectiveness of the registration statement relating to the shares of Cynosure Common Stock to be issued to Palomar stockholders pursuant to the Merger Agreement, (iv) the absence of any law or order prohibiting the consummation of the Merger, and (v) the absence of any material adverse effect with respect to the other party since December 31, 2012.

In addition, each party’s obligation to consummate the Merger is subject to other customary conditions, including (i) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, (ii) material compliance by the other party with its covenants under the Merger Agreement, and (iii) the delivery of customary opinions of counsel to Cynosure and Palomar that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The Board of Directors of each of Cynosure and Palomar has approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for completion of the Merger. Each of Cynosure and Palomar has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration.

The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of Cynosure and Palomar; (ii) by Cynosure or Palomar, if the Merger is not consummated on or before September 30, 2013; (iii) by Cynosure or Palomar, if a governmental restraint prevents the consummation of the Merger; (iv) by Cynosure or Palomar, if the requisite stockholder approvals have not been obtained; (v) by Cynosure, if Palomar’s Board of Directors changes its recommendation regarding the Merger or approves or recommends an alternative transaction; (vi) by Palomar, if Palomar receives a superior proposal; (vii) by either Cynosure or Palomar upon the other party’s uncured material breach of any representation, warranty or obligation under the Merger Agreement; or (viii) by Palomar, if the Average Cynosure Stock Price calculated as of any date is less than $22.704 and Cynosure fails to confirm that the Make-Whole Payment will be equal to the Stock Value Shortfall (notwithstanding the cap on the Make-Whole Payment otherwise provided in the Merger Agreement). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Palomar will be required to pay Cynosure a termination fee of $10,642,000.

Under the Merger Agreement, Cynosure will elect Joseph P. Caruso, Palomar’s Chief Executive Officer and Chairman, as Vice Chairman of Cynosure’s Board of Directors and as President of Cynosure, effective as of the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Stockholder Agreements

In connection with the Merger Agreement, (i) each of Palomar’s directors and executive officers (and their respective affiliates) executed a Company Stockholder Agreement with Cynosure (collectively, the “Company Stockholder Agreements”) and (ii) each of Cynosure’s directors and executive officers (and their respective affiliates) executed a Buyer Stockholder Agreement with Palomar (collectively, the “Buyer Stockholder Agreements” and, collectively with the Company Stockholder Agreements, the “Stockholder Agreements”). Each Stockholder Agreement (a) requires the applicable stockholder to vote in favor of (and to grant a proxy to the counterparty to vote in favor of), in the case of Cynosure stockholders, the issuance of Cynosure Common Stock pursuant to the Merger as well as the approval of a Cynosure equity plan that authorizes the issuance of at least 2,000,000 shares of Cynosure Common Stock and, in the case of Palomar stockholders, adoption of the Merger Agreement, and to vote against the approval or adoption of any alternative acquisition proposal and (b) prohibits the applicable stockholder from transferring such stockholder’s shares of Cynosure Common Stock or Palomar Common Stock, as applicable, prior to the occurrence of the applicable stockholders’ meeting to be held in connection with the Merger, subject to specified exceptions.

The foregoing descriptions of the Company Stockholder Agreements and the Buyer Stockholder Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of Company Stockholder Agreement and Buyer Stockholder Agreement, which are filed as Exhibits A and B, respectively, to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2013, in connection with the execution of the Merger Agreement, Cynosure entered into an Employment Agreement (the “Caruso Employment Agreement”) with Joseph P. Caruso, the Chief Executive Officer, President and Chairman of the Board of Directors of Palomar. The Caruso Employment Agreement will become effective as of the Effective Time.

Upon the Effective Time, Caruso will be appointed as the President of Cynosure, and Cynosure, acting through its Board of Directors, will have elected Caruso as Vice Chairman of the Board of Directors of Cynosure and as a member of the class of directors whose terms shall expire at the 2016 Annual Meeting of Stockholders of Cynosure. The Caruso Employment Agreement has a three-year term, subject to two-year extensions (unless terminated by either party not less than 12 months prior to the end of the then-current term). The Caruso Employment Agreement provides Caruso with an initial annual base salary of $465,000, a target performance bonus that is between the target performance bonus established for Cynosure’s Chief Executive Officer and Chief Financial Officer and certain benefits upon a termination of employment by Cynosure without “cause” (which may occur only after the first 12 months of the initial term), by Caruso for “good reason” or by either party following a “change of control” (each as defined in the Caruso Employment Agreement).

The foregoing description of the Caruso Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Caruso Employment Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 8.01. Other Events

On March 18, 2013, Cynosure issued a joint press release with Palomar announcing the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on March 18, 2013, Cynosure and Palomar held a joint conference call with investors, analysts and other interested parties to provide supplemental information regarding the proposed transaction. A transcript of the conference call is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Cynosure is filing as Exhibit 99.2 attached hereto slides, which are incorporated herein by reference, that Cynosure anticipates making available on its website and using in connection with discussing the Merger with investors, analysts, employees and other interested parties.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this Current report on Form 8-K, which is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cynosure and Palomar operate and beliefs of and assumptions made by Cynosure management and Palomar management, involve uncertainties that could significantly affect the financial results of Cynosure or Palomar or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving Cynosure and Palomar, including the timing of the closing of the transaction, the tax-free nature of the transaction and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to long-term growth and profitability, projected synergies, the expectation of positive share accretion, future financial and operating results, the tax-free nature of the transaction – are forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may individually or mutually impact the matters herein, and could cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting future income and resulting ability to utilize Palomar’s net operating losses, difficulties in combining the operations of Cynosure and Palomar, failure to receive approval from the stockholders of Palomar or Cynosure or to satisfy other conditions to the parties’ obligations to complete the Merger, failure to receive regulatory approvals for the Merger, the effects of disruption from the Merger making it more difficult to maintain relationships with employees, licensees, customers, suppliers or other business partners or governmental entities, the ability of Cynosure to successfully integrate Palomar’s operations and employees, the ability to realize anticipated synergies and cost savings, other business effects, including the effects of industry, economic or political conditions outside of the parties’ control, transaction costs, actual or contingent liabilities, the risk that competing offers for Palomar will be made and/or other factors, which are detailed from time to time in Cynosure and Palomar’s SEC reports, including their reports on Form 10-K for the year ended December 31, 2012 and any subsequently filed quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Cynosure intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. Palomar and Cynosure also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Cynosure and Palomar with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Palomar at Palomar Medical Technologies, Inc., 15 Network Drive, Burlington, Massachusetts 01803, or ir@palomarmedical.com; or by contacting Cynosure at Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886 or cyno@investorrelations.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cynosure’s directors and executive officers is available in Cynosure’s proxy statement dated March 30, 2012 for its 2012 Annual Meeting of Stockholders and its Current Report on Form 8-K dated November 21, 2012. Information about Palomar’s directors and executive officers is available in Palomar’s proxy statement dated April 4, 2012 for its 2012 Annual Meeting of Stockholders. As of March 15, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.86 million shares, or 17.7%, of the shares of Cynosure Common Stock outstanding as of that date. As of March 15, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.7 million shares, or 13.6%, of the shares of Palomar Common Stock outstanding as of such date. In addition, Mr. Caruso and Paul Weiner, Palomar’s Chief Financial Officer and Treasurer, have entered into certain amended employment agreements with Palomar, which will become effective at the Effective Time, and Mr. Caruso has entered into the Caruso Employment Agreement with Cynosure. A more complete description of these arrangements will be available in the joint proxy statement/prospectus. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cynosure or Palomar using the sources indicated above.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Special Note Regarding the Merger Agreement and the Stockholder Agreements

Each of the Merger Agreement and the Stockholder Agreements contains customary representations, warranties, covenants and other terms, provisions and conditions that Cynosure and the other party or parties to such agreement made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the applicable agreement, and may be subject to important qualifications and limitations agreed to by Cynosure and the other party or parties to the applicable agreement in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between Cynosure and the other party or parties to the applicable agreement rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: March 18, 2013	By:	/s/ Michael R. Davin
Michael R. Davin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Cynosure, Inc., Commander Acquisition Corp. and Palomar Medical Technologies, Inc., dated as of March 17, 2013(1)

10.1	Form of Company Stockholder Agreement (filed as Exhibit A to Exhibit 2.1 and incorporated herein by reference)

10.2	Form of Buyer Stockholder Agreement (filed as Exhibit B to Exhibit 2.1 and incorporated herein by reference)

10.3	Employment Agreement by and between Cynosure, Inc. and Joseph P. Caruso, dated March 17, 2013

99.1	Joint Press Release, dated March 18, 2013

99.2	Investor Presentation Slides, dated March 18, 2013

99.3	Transcript of Conference Call with Investors and Analysts, dated March 18, 2013

(1)	Schedules to this Exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Cynosure will furnish copies of any such schedules to the SEC upon request.